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                                                                     Exhibit 5.1


                       [GIBSON, DUNN & CRUTCHER LLP LOGO]


                               November 18, 2002


Del Monte Foods Company
One Market @ The Landmark
P.O. Box 193575
San Francisco, California 94105

     Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-4 (the "Registration Statement") of Del Monte Foods Company (the "Company"), filed under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance by the Company of up to 156,596,078 shares (the "Shares") of its common stock, par value $.01 per share, in connection with the proposed merger (the "Merger") of SKF Foods Inc., currently a wholly-owned subsidiary of H.J. Heinz Company with Del Monte Corporation, a wholly-owned subsidiary of the Company.

     We have examined the originals, or photostatic or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     Based on our examination described above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued in connection with the Merger, will be validly issued, fully paid and non-assessable.

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Del Monte Foods Company
November 18, 2002
Page 2


     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We assume no obligation to revise or supplement this opinion should current laws, or the interpretation thereof, be changed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement and the proxy statement/prospectus which forms a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.


                                        Very truly yours,



                                        /s/ GIBSON, DUNN & CRUTCHER LLP